Sub-Item 77I, 77Q1(a) and 77Q1(d)

DREYFUS BNY MELLON FUNDS, INC.

(the "Registrant")

Dreyfus Alternative Diversifier Strategies Fund

Dreyfus Emerging Markets Debt U.S. Dollar Fund

Dreyfus Global Emerging Markets Fund

Dreyfus Select Managers Long/Short Fund

Dreyfus Yield Enhancement Strategy Fund

(the "Funds")

At a meeting held on February 22-23, 2017, the Board of Directors of the Registrant approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in each Fund's Class T Prospectus and the disclosure in the Funds' Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 42 to the Registrant's Registration Statement on Form N-1A, filed on March 23, 2017, effective as of March 31, 2017 ("Amendment No. 42").

2.      The disclosure in the Supplement to each Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Articles Supplementary, incorporated by reference to Exhibit (a)(8) of Amendment No. 42.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Amendment  No. 42.

Sub-Item 77I & 77Q1(d)

Terms of new or amended securities

DREYFUS BNY MELLON FUNDS, INC.

(the "Registrant")

Dreyfus Alternative Diversifier Strategies Fund

Dreyfus Emerging Markets Debt U.S. Dollar Fund

Dreyfus Global Emerging Markets Fund

Dreyfus Select Managers Long/Short Fund

Dreyfus Yield Enhancement Strategy Fund

(the "Funds")

Effective on  April 11, 2017, the Board of Directors of the Registrant, on behalf of the Funds, approved a proposal that provides that Class I shares of the Funds also may be purchased by U.S.-based employees of The Bank of New York Mellon Corporation, board members of The Dreyfus Corporation and board members of funds in the Dreyfus Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, subject to certain conditions described in each Fund's Prospectus or Statement of Additional Information, and provided that such Class I shares are purchased directly through the Funds' distributor.

A revised Rule 18f-3 Plan was filed with the Securities and Exchange Commission on March 23, 2017 as Exhibit (n) to Post-Effective Amendment No. 42 to the Registrant's Registration Statement and is incorporated herein by reference.

Sub-Item 77I & 77Q1(d)

Terms of new or amended securities

DREYFUS BNY MELLON FUNDS, INC.

(the "Registrant")

Dreyfus Alternative Diversifier Strategies Fund

Dreyfus Emerging Markets Debt U.S. Dollar Fund

Dreyfus Global Emerging Markets Fund

Dreyfus Select Managers Long/Short Fund

Dreyfus Yield Enhancement Strategy Fund

(the "Funds")

Effective April 10, 2017, the Board of Directors of the Registrant, on behalf of the Funds, approved the following proposals as to each Fund:

•         A proposal for certain front-end sales charge reductions on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch;

•         A proposal for certain front-end sales charge waivers on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch; and

•         A proposal for certain contingent deferred sales charge waivers on Class A and Class C shares of the Fund purchased through an omnibus account maintained with Merrill Lynch.

These changes, with respect to the Funds, were reflected in a Supplement to each Fund's Prospectus, filed with the Securities and Exchange Commission (the "SEC") on April 6, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

A revised Rule 18f-3 Plan was filed with the SEC on March 23, 2017 as Exhibit (n) to Post-Effective Amendment No. 42 to the Registrant's Registration Statement and is incorporated herein by reference.